UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 19, 2020
EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events
On May 19, 2020, Edgewell Personal Care Company (the “Company”) announced that it intends to offer through a private unregistered offering unsecured, unsubordinated notes due 2028 in an aggregate principal amount of $600 million (the “Notes”). The offering is subject to market and other conditions. The Company intends to use the net proceeds from the issuance of the Notes, together with cash on hand, to redeem and satisfy and discharge all of the Company’s outstanding 4.700% Senior Notes due 2021 (“2021 Senior Notes”), and to pay fees and expenses associated therewith. This document is not and should not be construed as a notice of redemption for the 2021 Senior Notes.
A copy of the press release, which was issued in accordance with Rule 135c under the Securities Act of 1933, as amended, and is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Edgewell Personal Care Company issued on May 19, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY

By:  /s/ Marisa Iasenza
Marisa Iasezna
Chief Legal Officer

Dated: May 19, 2020

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Edgewell Personal Care Company issued on May 19, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).